UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:	December 22, 2006
(Date of earliest event reported):	December 22, 2006

Commission File No. 1-14588

NORTHEAST BANCORP
 (Exact name of Registrant as specified in its Charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 207-786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events

On December 22, 2006, Northeast Bancorp (the "Company") announced that its board of directors had approved a 2007 stock repurchase program authorizing the repurchase of up to 200,000 shares of the Company's $1.00 par value common stock (the "Common Stock"). The duration of the plan is 12 months. The repurchases will be made in the open market at prevailing market prices or in privately negotiated transactions in accordance with all applicable securities laws and regulations. Such repurchases may occur from time to time and may be discontinued at any time. There are approximately 2.45 million shares of the Company's Common Stock currently outstanding. A copy of the press release announcing the stock repurchase program is furnished herewith as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(c)	Exhibits
	Exhibits No	Description
	99.1	Press Release, dated December 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 22, 2006	NORTHEAST BANCORP By: /s/ James D. Dekanater James D. Delamater President and Chief Executive Officer